November 2024

Amendment No. 1 dated November 26, 2024 relating to

Preliminary Pricing Supplement No. 5,015

Registration Statement Nos. 333-275587; 333-275587-01

Dated November 21, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Jump Securities with Auto-Callable Feature due December 2, 2027, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Apple Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities will pay no interest, do not guarantee the repayment of any principal at maturity and have the terms described in the accompanying product supplement and prospectus, as supplemented or modified by this document. Beginning after one year, the securities will be automatically redeemed if the closing price of each of the common stock of Apple Inc., the class A common stock of Alphabet Inc., the common stock of NVIDIA Corporation and the common stock of Tesla, Inc., which we refer to collectively as the underlying stocks (each multiplied by its respective then-current adjustment factor) on any of the quarterly determination dates is greater than or equal to 100% of its respective initial share price, which we refer to as its respective call threshold level, for an early redemption payment that will increase over the term of the securities and that will correspond to a per annum return of approximately 55.00%. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price of each underlying stock is greater than or equal to its respective call threshold level, investors will receive a payment at maturity per $1,000 security that reflects a per annum return of approximately 55.00%. If the securities are not automatically redeemed prior to maturity and the final share price of any underlying stock is less than its respective initial share price but the final share price of each underlying stock is greater than or equal to 60% of its respective initial share price, which we refer to as the respective downside threshold level, investors will receive the stated principal amount of their investment. However, if the securities are not automatically redeemed prior to maturity and the final share price of any underlying stock is less than its respective downside threshold level, investors will be exposed to the decline of the worst performing underlying stock from its initial share price on a 1-to-1 basis and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. Because all payments on the securities are based on the worst performing of the underlying stocks, a decline beyond the respective downside threshold level of any underlying stock will result in a significant loss of your investment, even if the other underlying stocks have appreciated or have not declined as much. The securities are for investors who are willing to risk their principal based on the worst performing of four underlying stocks and forego current income and participation in the appreciation of the underlying stocks in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if each of the underlying stocks close at or above its respective initial share price on a quarterly determination date and the limited protection against loss that applies only if the final share price of each underlying stock is greater than or equal to the respective downside threshold level. Investors will not participate in any appreciation of any underlying stock. The securities are issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying stocks:	Apple Inc. common stock (the “AAPL Stock”), Alphabet Inc. class A common stock (the “GOOGL Stock”), NVIDIA Corporation common stock (the “NVDA Stock”) and Tesla, Inc. common stock (the “TSLA Stock”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	November 27, 2024
Original issue date:	December 3, 2024 (3 business days after the pricing date)
Maturity date:	December 2, 2027
Early redemption:

The securities are not subject to automatic early redemption until approximately one year after the original issue date. Following this 1-year initial non-call period, if, on any of the quarterly determination dates, beginning on December 1, 2025, the determination closing price of each underlying stock is greater than or equal to its respective call threshold level, the securities will be automatically redeemed for the relevant early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed on any early redemption date if the determination closing price of any underlying stock is below its respective call threshold level on the related determination date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 55.00% per annum) for each quarterly determination date. See “Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After One Year)” below.

Determination dates:

Beginning after one year, quarterly, beginning on December 1, 2025, as set forth under “Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After One Year)” below.

The determination dates are subject to postponement for non-trading days and certain market disruption events.

Early redemption dates:

See “Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After One Year)” below. If any such day is not a business day, the early redemption payment, if payable, will be paid on the next business day, and no adjustments will be made to the early redemption payment.

Downside threshold level:

With respect to the AAPL Stock, $ , which is 60% of its initial share price

With respect to the GOOGL Stock, $ , which is 60% of its initial share price

With respect to the NVDA Stock, $ , which is 60% of its initial share price

With respect to the TSLA Stock, $ , which is 60% of its initial share price

Call threshold level:

With respect to the AAPL Stock, $ , which is 100% of its initial share price

With respect to the GOOGL Stock, $ , which is 100% of its initial share price

With respect to the NVDA Stock, $ , which is 100% of its initial share price

With respect to the TSLA Stock, $ , which is 100% of its initial share price

Determination closing price:

With respect to each underlying stock, on any trading day, the closing price of such underlying stock on such trading day multiplied by the adjustment factor for such underlying stock on such trading day

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final share price of each underlying stock is greater than or equal to its respective call threshold level:

$2,650.00

●If the final share price of any underlying stock is less than its respective call threshold level but the final share price of each underlying stock is greater than or equal to its respective downside threshold level:

$1,000

●If the final share price of any underlying stock is less than its respective downside threshold level:

$(1,000 x share performance factor of the worst performing underlying stock)

Under these circumstances, you will lose more than 40%, and possibly all, of your investment.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $974.70 per security, or within $30.00 of that estimate. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per security	$1,000	$	$
Total	$	$	$

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(3)See “Use of proceeds and hedging” on page 28.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2023 Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 2, 2027 with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Apple Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

Principal at Risk Securities

Terms continued from previous page:

Initial share price:

With respect to the AAPL Stock, $ , which is its closing price on the pricing date

With respect to the GOOGL Stock, $ , which is its closing price on the pricing date

With respect to the NVDA Stock, $ , which is its closing price on the pricing date

With respect to the TSLA Stock, $ , which is its closing price on the pricing date

Final share price:	With respect to each underlying stock, the respective determination closing price of such underlying stock on the final determination date
Adjustment factor:	With respect to each underlying stock, 1.0, subject to adjustment in the event of certain corporate events affecting such underlying stock
Share performance factor:	With respect to each underlying stock, the final share price divided by the initial share price
Worst performing underlying stock:	The underlying stock with the largest percentage decrease from the respective initial share price to the respective final share price
CUSIP:	61776WU68
ISIN:	US61776WU680
Listing:	The securities will not be listed on any securities exchange.

Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After One Year)

Determination Dates	Early Redemption Dates	Early Redemption Payments (per $1,000 Security)
1st determination date: December 1, 2025	1st early redemption date: December 4, 2025	$1,550.00
2nd determination date: February 27, 2026	2nd early redemption date: March 4, 2026	$1,687.50
3rd determination date: May 27, 2026	3rd early redemption date: June 1, 2026	$1,825.00
4th determination date: August 27, 2026	4th early redemption date: September 1, 2026	$1,962.50
5th determination date: November 27, 2026	5th early redemption date: December 2, 2026	$2,100.00
6th determination date: February 26, 2027	6th early redemption date: March 3, 2027	$2,237.50
7th determination date: May 27, 2027	7th early redemption date: June 2, 2027	$2,375.00
8th determination date: August 27, 2027	8th early redemption date: September 1, 2027	$2,512.50
Final determination date: November 29, 2027	See “Maturity date” above.	See “Payment at maturity” above.

November 2024 Page 2

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 2, 2027 with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Apple Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

Principal at Risk Securities

Investment Summary

Auto-Callable Securities

Principal at Risk Securities

The Jump Securities with Auto-Callable Feature due December 2, 2027, with 1-Year Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the Common Stock of Apple Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc. (the “securities”) do not provide for the regular payment of interest and do not guarantee any repayment of the stated principal amount at maturity. Instead, the securities will be automatically redeemed if the closing price of each underlying stock (multiplied by its respective then-current adjustment factor) on any of the determination dates is greater than or equal to its respective call threshold level, for an early redemption payment that will increase over the term of the securities and that will correspond to a per annum return of approximately 55.00%, as described below. At maturity, if the securities have not previously been redeemed and the final share price of each underlying index is greater than or equal to its respective call threshold level, investors will receive a payment at maturity per $1,000 security that reflects a per annum return of approximately 55.00%. If the securities have not previously been redeemed and the final share price of any underlying stock is less than its respective call threshold level but the final share price of each underlying stock is greater than or equal to its respective downside threshold level, which is 60% of the respective initial share price, investors will receive the stated principal of $1,000. However, if the securities are not automatically redeemed prior to maturity and the final share price of any underlying stock is less than its respective downside threshold level, investors will be exposed to the decline of the worst performing underlying stock from its initial share price on a 1-to-1 basis and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

Maturity:	Approximately 3 years
Automatic early redemption quarterly (beginning after one year):

The securities are not subject to automatic early redemption until approximately one year after the original issue date. Following this 1-year initial non-call period, if, on any of the quarterly determination dates, beginning December 1, 2025, the closing price of each underlying stock (multiplied by its respective then-current adjustment factor) is greater than or equal its respective call threshold level, the securities will be automatically redeemed for the relevant early redemption payment on the relevant early redemption date.

Early redemption payment:	The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 55.00% per annum) for each quarterly determination date, as follows:
	●1st determination date:	$1,550.00
	●2nd determination date:	$1,687.50
	●3rd determination date:	$1,825.00
	●4th determination date:	$1,962.50
	●5th determination date:	$2,100.00
	●6th determination date:	$2,237.50
	●7th determination date:	$2,375.00
	●8th determination date:	$2,512.50
	No further payments will be made on the securities once they have been redeemed.
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final share price of each underlying stock is greater than or equal to its respective call threshold level:

$2,650.00

●If the final share price of any underlying stock is less than its respective call threshold level but the final share price of each underlying stock is greater than or equal to its

November 2024 Page 3

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 2, 2027 with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Apple Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

Principal at Risk Securities

respective downside threshold level:

$1,000

●If the final share price of any underlying stock is less than its respective downside threshold level:

$(1,000 x share performance factor of the worst performing underlying stock)

If the securities are not redeemed prior to maturity and the final share price of any underlying stock is less than its respective downside threshold level, investors will be fully exposed to the negative performance of the worst performing underlying stock and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

November 2024 Page 4

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 2, 2027 with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Apple Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $974.70, or within $30.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying stocks. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amounts, the call threshold levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

November 2024 Page 5

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 2, 2027 with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Apple Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, beginning after one year, the securities will be automatically redeemed for an early redemption amount corresponding to a return of approximately 55.00% per annum if the closing price of each of the underlying stocks (multiplied by its respective then-current adjustment factor) on any of the quarterly determination dates is greater than or equal to its respective call threshold level.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be significantly less than the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

Beginning after one year, when the closing price of each underlying stock (multiplied by its respective then-current adjustment factor) is greater than or equal to its respective call threshold level on any of the quarterly determination dates (beginning after one year), the securities will be automatically redeemed for the relevant early redemption payment on the relevant early redemption date, corresponding to a return of approximately 55.00% per annum. Investors do not participate in any appreciation of the underlying stocks.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive a positive return at maturity

This scenario assumes that the closing price of at least one underlying stock (multiplied by its respective then-current adjustment factor) is below its respective call threshold level on each of the quarterly determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, the final share price of each underlying stock is at or above its respective call threshold level. At maturity, investors will receive a cash payment equal to $2,650.00 per stated principal amount, corresponding to a return of approximately 55.00% per annum. Investors do not participate in any appreciation of the underlying stocks.

Scenario 3: The securities are not redeemed prior to maturity, and investors receive the stated principal amount at maturity

This scenario assumes that the closing price of at least one underlying stock (multiplied by its respective then-current adjustment factor) is below its respective call threshold level on each of the quarterly determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, any underlying stock closes below its respective initial share price but the final share price of each underlying stock is greater than or equal to its respective downside threshold level, which is 60% of its respective initial share price. At maturity, investors will receive a cash payment equal to the stated principal amount of $1,000.

Scenario 4: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity

This scenario assumes that the closing price of the worst performing underlying stock (multiplied by its respective then-current adjustment factor) is below its respective call threshold level on each of the quarterly determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, the final share price of any underlying stock is below its respective downside threshold level. At maturity, investors will receive an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying stock. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.

November 2024 Page 6

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 2, 2027 with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Apple Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the closing price of each underlying stock on each of the quarterly determination dates (beginning after one year), and the payment at maturity (if the securities are not redeemed prior to maturity) will be determined by reference to the final share price of each underlying stock on the final determination date. The actual initial share prices, call threshold levels and downside threshold levels will be determined on the pricing date. Some numbers appearing in the examples below may have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples assume that there are no adjustments to the adjustment factors and are based on the following terms:

Hypothetical Initial Share Price:	With respect to the AAPL Stock: $150.00 With respect to the GOOGL Stock: $170.00 With respect to the NVDA Stock: $100.00 With respect to the TSLA Stock: $230.00
Hypothetical Call Threshold Level:

With respect to the AAPL Stock: $150.00, which is 100% of its hypothetical initial share price

With respect to the GOOGL Stock: $170.00, which is 100% of its hypothetical initial share price

With respect to the NVDA Stock: $100.00, which is 100% of its hypothetical initial share price

With respect to the TSLA Stock: $230.00, which is 100% of its hypothetical initial share price

Hypothetical Downside Threshold Level:

With respect to the AAPL Stock: $90.00, which is 60% of its hypothetical initial share price

With respect to the GOOGL Stock: $102.00, which is 60% of its hypothetical initial share price

With respect to the NVDA Stock: $60.00, which is 60% of its hypothetical initial share price

With respect to the TSLA Stock: $138.00, which is 60% of its hypothetical initial share price

Early Redemption Payment:

The early redemption payment will be an amount in cash per stated principal amount corresponding to a return of approximately 55.00% per annum for each quarterly determination date (beginning after one year), as follows:

	●1st determination date:	$1,550.00
	●2nd determination date:	$1,687.50
	●3rd determination date:	$1,825.00
	●4th determination date:	$1,962.50
	●5th determination date:	$2,100.00
	●6th determination date:	$2,237.50
	●7th determination date:	$2,375.00
	●8th determination date:	$2,512.50
	No further payments will be made on the securities once they have been redeemed.
Payment at Maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final share price of each underlying stock is greater than or equal to its respective call threshold level:

$2,650.00

●If the final share price of any underlying stock is less than its respective call threshold level but the final share price of each underlying stock is greater than or equal to its respective downside threshold level:

$1,000

●If the final share price of any underlying stock is less than its respective downside threshold level:

$(1,000 x share performance factor of the worst performing underlying stock)

Under these circumstances, you will lose a significant portion or all of your investment.

Stated Principal Amount:	$1,000

November 2024 Page 7

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 2, 2027 with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Apple Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

Principal at Risk Securities

Automatic Call:

Example 1 — the securities are redeemed following the second determination date

	Determination Closing Price				Payment (per Security)
	AAPL Stock	GOOGL Stock	NVDA Stock	TSLA Stock
1st Determination Date	$100.00 (below the call threshold level)	$180.00 (at or above the call threshold level)	$150.00 (at or above the call threshold level)	$300.00 (at or above the call threshold level)	--
2nd Determination Date	$175.00 (at or above the call threshold level)	$185.00 (at or above the call threshold level)	$125.00 (at or above the call threshold level)	$280.00 (at or above the call threshold level)	$1,687.50

In this example, on the first determination date, the closing prices of three of the underlying stocks are at or above their respective call threshold levels, but the closing price of the other underlying stock is below its respective call threshold level. Therefore, the securities are not redeemed. On the second determination date, the closing prices of all four underlying stocks are at or above their respective call threshold levels. Therefore, the securities are automatically redeemed on the second early redemption date. Investors will receive $1,687.50 per security on the related early redemption date, corresponding to an annual return of approximately 55.00%. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation of the underlying stocks.

Payment at Maturity

In the following examples, the closing price of each underlying stock on each of the quarterly determination dates (beginning after one year) is less than its respective initial share price, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Final Share Price				Payment at Maturity (per Security)
	AAPL Stock	GOOGL Stock	NVDA Stock	TSLA Stock
Example 1:	$170.00 (at or above its call threshold level)	$300.00 (at or above its call threshold level)	$150.00 (at or above its call threshold level)	$300.00 (at or above its call threshold level)	$2,650.00
Example 2:	$165.00 (at or above its call threshold level)	$178.50 (at or above its call threshold level)	$80.00 (below its call threshold level but at or above its downside threshold level)	$253.00 (at or above its call threshold level)	$1,000.00
Example 3:	$60.00 (below its downside threshold level)	$51.00 (below its downside threshold level)	$105.00 (at or above its downside threshold level)	$253.00 (at or above its downside threshold level)	$1,000 × ($51.00 / $170.00) = $300.00
Example 4:	$45.00 (below its downside threshold level)	$68.00 (below its downside threshold level)	$40.00 (below its downside threshold level)	$92.00 (below its downside threshold level)	$1,000 × ($45.00 / $150.00) = $300.00
Example 5:	$45.00 (below its downside threshold level)	$68.00 (below its downside threshold level)	$20.00 (below its downside threshold level)	$103.50 (below its downside threshold level)	$1,000 × ($20.00 / $100.00) = $200.00

November 2024 Page 8

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 2, 2027 with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Apple Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

Principal at Risk Securities

In example 1, the final share price of each underlying stock is at or above its respective call threshold level. Therefore, investors receive $2,650.00 per security at maturity, corresponding to an annual return of approximately 55.00%. Investors do not participate in any appreciation of any underlying stock.

In example 2, the final share price of three underlying stocks are at or above their respective call threshold levels, but the final share price of the other underlying stock is below its respective call threshold level but at or above its respective downside threshold level. The AAPL Stock has increased 10% from its initial share price to its final share price, the GOOGL Stock has increased 5% from its initial share price to its final share price, the NVDA Stock has declined 20% from its initial share price to its final share price and the TSLA Stock has increased 10% from its initial share price to its final share price. Therefore, investors receive a payment at maturity equal to $1,000 per security. Investors do not participate in any appreciation of any underlying stock.

In example 3, the final share prices of two of the underlying stocks are at or above their respective call threshold levels, but the final share price of the other two underlying stocks are below their respective downside threshold levels. The AAPL Stock has declined 60% from its initial share price to its final share price, the GOOGL Stock has declined 70% from its initial share price to its final share price, the NVDA Stock has increased 5% from its initial share price to its final share price and the TSLA Stock has increased 10% from its initial share price to its final share price. Therefore, investors will receive at maturity an amount equal to the stated principal amount multiplied by the share performance factor of the GOOGL Stock, which is the worst performing underlying stock in this example. Investors lose a significant portion of their investment even through two of the underlying stocks have appreciated, because the final share price of the other two underlying stocks are less than their respective downside threshold levels.

In examples 4 and 5, the final share prices of all of the underlying stocks are below their respective downside threshold levels, and investors receive at maturity an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying stock. In example 4, the AAPL Stock has declined 70% from its initial share price to its final share price, the GOOGL Stock has declined 60% from its initial share price to its final share price, the NVDA Stock has declined 60% from its initial share price to its final share price and the TSLA Stock has declined 60% from its initial share price to its final share price. Therefore, the payment at maturity equals the stated principal amount multiplied by the share performance factor of the AAPL Stock, which represents the worst performing underlying stock in this example. In example 5, the AAPL Stock has declined 70% from its initial share price to its final share price, the GOOGL Stock has declined 60% from its initial share price to its final share price, the NVDA Stock has declined 80% from its initial share price to its final share price and the TSLA Stock has declined 55% from its initial share price to its final share price. Therefore, the payment at maturity equals the stated principal amount multiplied by the share performance factor of the NVDA Stock, which represents the worst performing underlying stock in this example.

If the securities are not redeemed prior to maturity and the final share price of any underlying stock is less than its respective downside threshold level, you will lose a significant portion or all of your investment in the securities.

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Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not pay any interest and do not guarantee the return of any of the stated principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and the final share price of any underlying stock is less than its respective downside threshold level of 60% of its initial share price, you will be exposed to the decline in the worst performing underlying stock, as compared to its respective initial share price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying index. In this case, the payment at maturity will be less than 60% of the stated principal amount and could be zero.

￭The appreciation potential of the securities is limited by the fixed early redemption payments or payment at maturity specified for each determination date. The appreciation potential of the securities is limited to the fixed early redemption payments specified for each determination date if each of the underlying stocks closes at or above its respective call threshold level on any of the quarterly determination dates (beginning after one year), or to the upside payment at maturity if the securities have not been redeemed and the final share of each underlying stock is at or above its respective call threshold level. In all cases, you will not participate in any appreciation of the underlying stocks, which could be significant.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the prices of the underlying stocks on any day, including in relation to the respective initial index values, call threshold levels and downside threshold levels, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe trading price and volatility (frequency and magnitude of changes in value) of the underlying stocks,

odividend rates on the underlying stocks,

otime remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlying stock that may or may not require adjustments to the adjustment factors, and oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of any underlying stock at the time of sale is near or below its downside threshold level or if market interest rates rise.

The prices of the underlying stocks may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. There can be no assurance that you will not suffer a significant loss on your initial investment in

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Principal at Risk Securities

the securities. See “Apple Inc. Overview”, “Alphabet Inc. Overview”, “NVIDIA Corporation Overview” and “Tesla, Inc. Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first year of the term of the securities.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭Investing in the securities is not equivalent to investing in the common stock of Apple Inc., the class A common stock of Alphabet Inc., the common stock of NVIDIA Corporation or the common stock of Tesla, Inc. Investors in the securities will not participate in any appreciation in the underlying stocks, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks. As a result, any return on the securities will not reflect the return you would realize if you owned shares of the underlying stocks and received the dividends paid or distributions made on them.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price,

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Principal at Risk Securities

because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying stocks), including trading in the underlying stocks. Some of our affiliates also trade the underlying stocks and other financial instruments related to the underlying stocks on a regular basis as part of their general broker-dealer and other businesses. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price of an underlying stock, and, therefore, could increase the (i) the value at or above which such underlying stock must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying stocks), and (ii) downside threshold level for such underlying stock, which is the price at or above which the underlying stock must close on the final determination date (if the securities are not called) so that investors do not suffer a significant loss on their initial investment in the securities (depending also on the performance of the other underlying stocks). Additionally, such hedging or trading activities during the term of the securities could potentially affect the closing price of any underlying stock on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlying stocks).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share prices, the call threshold levels, the downside threshold levels, the final share prices, whether the securities will be redeemed following any determination date, whether a market disruption event has occurred, whether to make any adjustments to the adjustment factors and the payment that you will receive upon an early redemption or at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to the adjustment factors. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see "Description of Auto-Callable Securities—Postponement of Determination Dates," "—Alternate Exchange Calculation in Case of an

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Principal at Risk Securities

Event of Default,” and "—Calculation Agent and Calculations" in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information – Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the tax treatment of a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Stocks

￭You are exposed to the price risk of each of the underlying stocks. Your return on the securities is not linked to a basket consisting of the underlying stocks. Rather, it will be contingent upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlying stocks. Poor performance by any underlying stock over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stocks. In addition, if any underlying stock has declined to below its respective downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying stock over the term of the securities on a 1-to-1 basis, even if the other underlying stocks have appreciated or have not declined as much. Under these circumstances, the value of any such payment at maturity will be less than 60% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each of the underlying stocks.

￭No affiliation with Apple Inc., Alphabet Inc., NVIDIA Corporation or Tesla, Inc. Apple Inc., Alphabet Inc., NVIDIA Corporation and Tesla, Inc. are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to Apple Inc., Alphabet Inc., NVIDIA Corporation or Tesla, Inc. in connection with this offering.

￭We may engage in business with or involving Apple Inc., Alphabet Inc., NVIDIA Corporation or Tesla, Inc. without regard to your interests. We or our affiliates may presently or from time to time engage in business with Apple Inc., Alphabet Inc., NVIDIA Corporation or Tesla, Inc. without regard to your interests and thus may acquire non-public information about Apple Inc., Alphabet Inc., NVIDIA Corporation or Tesla, Inc. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Apple Inc., Alphabet Inc., NVIDIA Corporation or Tesla, Inc., which may or may not recommend that investors buy or hold the underlying stock(s).

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stocks. MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the underlying stocks, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuers of the underlying stocks, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stocks. For example, the calculation agent is not required to make any adjustments if the issuers of the underlying stocks or anyone else makes a partial tender or partial exchange offer for the underlying stocks, nor will adjustments be made following the final

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Principal at Risk Securities

determination date. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stocks by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, this may decrease the final share price of an underlying stock to be less than its respective downside threshold level (resulting in a loss of a significant portion or all of your investment in the securities), materially and adversely affecting your return.

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Principal at Risk Securities

Apple Inc. Overview

Apple Inc. designs, manufactures and markets smartphones, personal computers, tablets, wearables and accessories, and sells a variety of related services. The AAPL Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Apple Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-36743 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Apple Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the AAPL Stock is accurate or complete.

Information as of market close on November 20, 2024:

Bloomberg Ticker Symbol:	AAPL
Exchange:	Nasdaq
Current Stock Price:	$229.00
52 Weeks Ago:	$191.45
52 Week High (on 10/21/2024):	$236.48
52 Week Low (on 4/19/2024):	$165.00
Current Dividend Yield:	0.44%

The following table sets forth the published high and low closing prices of, as well as dividends on, the underlying stock for each quarter from January 1, 2021 through November 20, 2024. The closing price of the underlying stock on November 20, 2024 was $229.00. The associated graph shows the closing prices of the underlying stock for each day from January 1, 2019 through November 20, 2024. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the AAPL Stock may have been adjusted for stock splits and other corporate events. The historical performance of the AAPL Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the AAPL Stock on any determination date, including the final determination date.

Common Stock of Apple Inc. (CUSIP 037833100)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	143.16	116.36	0.205
Second Quarter	136.96	122.77	0.22
Third Quarter	156.69	137.27	0.22
Fourth Quarter	180.33	139.14	0.22
2022
First Quarter	182.01	150.62	0.22
Second Quarter	178.44	130.06	0.23
Third Quarter	174.55	138.20	0.23
Fourth Quarter	155.74	126.04	0.23
2023
First Quarter	164.90	125.02	0.23
Second Quarter	193.97	160.10	0.24
Third Quarter	196.45	170.43	0.24
Fourth Quarter	198.11	166.89	0.24
2024
First Quarter	195.18	169.00	0.24
Second Quarter	216.67	165.00	0.25
Third Quarter	234.82	207.23	0.25
Fourth Quarter (through November 20, 2024)	236.48	221.69	0.25

We make no representation as to the amount of dividends, if any, that Apple Inc. may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Apple Inc.

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All Payments on the Securities Based on the Worst Performing of the Common Stock of Apple Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

Principal at Risk Securities

Common Stock of Apple Inc. – Daily Closing Prices January 1, 2019 to November 20, 2024

This document relates only to the securities offered hereby and does not relate to the AAPL Stock or other securities of Apple Inc. We have derived all disclosures contained in this document regarding the AAPL Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Apple Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Apple Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the AAPL Stock (and therefore the price of the AAPL Stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Apple Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the AAPL Stock.

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Principal at Risk Securities

Alphabet Inc. Overview

Alphabet Inc. is a holding company that, through its subsidiaries (which include Google Inc.) provides web-based search, advertisements, maps, software applications, mobile operating systems, consumer consent, enterprise solutions, commerce and hardware products. Alphabet Inc. became the successor Securities and Exchange Commission registrant to, and parent holding company of, Google Inc. on October 2, 2015, in connection with a holding company reorganization. Alphabet Inc.’s class A common stock began trading on October 5, 2015 under the ticker symbol “GOOGL,” the same symbol under which Google Inc.’s class A common stock previously traded. The GOOGL Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Alphabet Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-37580 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Alphabet Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the GOOGL Stock is accurate or complete.

Information as of market close on November 20, 2024:

Bloomberg Ticker Symbol:	GOOGL
Exchange:	Nasdaq
Current Stock Price:	$175.98
52 Weeks Ago:	$136.25
52 Week High (on 7/10/2024):	$191.18
52 Week Low (on 12/4/2023):	$129.27
Current Dividend Yield:	0.48%

The following table sets forth the published high and low closing prices of, as well as dividends on, the GOOGL Stock for each quarter from January 1, 2021 through November 20, 2024. The closing price of the GOOGL Stock on November 20, 2024 was $175.98. The associated graph shows the closing prices of the GOOGL Stock for each day from January 1, 2019 through November 20, 2024. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the GOOGL Stock may have been adjusted for stock splits and other corporate events. The historical performance of the GOOGL Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the GOOGL Stock on any determination date, including the final determination date.

Class A Common Stock of Alphabet Inc. (CUSIP 02079K305)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	105.931	86.144	-
Second Quarter	122.536	106.489	-
Third Quarter	145.216	122.444	-
Fourth Quarter	149.839	133.660	-
2022
First Quarter	148.000	125.951	-
Second Quarter	142.972	105.805	-
Third Quarter	122.08	95.65	-
Fourth Quarter	104.48	83.43	-
2023
First Quarter	107.74	86.20	-
Second Quarter	127.31	103.71	-
Third Quarter	138.21	116.45	-
Fourth Quarter	141.52	122.17	-
2024
First Quarter	153.51	131.40	-
Second Quarter	185.41	150.53	0.20
Third Quarter	191.18	148.66	0.20
Fourth Quarter (through November 20, 2024)	181.62	161.86	-

We make no representation as to the amount of dividends, if any, that Alphabet Inc. may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the class A common stock of Alphabet Inc.

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Principal at Risk Securities

Class A Common Stock of Alphabet Inc. – Daily Closing Prices January 1, 2019 to November 20, 2024

This document relates only to the securities offered hereby and does not relate to the GOOGL Stock or other securities of Alphabet Inc. We have derived all disclosures contained in this document regarding the GOOGL Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Alphabet Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Alphabet Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the GOOGL Stock (and therefore the price of the GOOGL Stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Alphabet Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the GOOGL Stock.

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Principal at Risk Securities

NVIDIA Corporation Overview

NVIDIA Corporation is a visual computing company. The NVDA Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by NVIDIA Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 000-23985 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding NVIDIA Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the NVDA Stock is accurate or complete.

Information as of market close on November 20, 2024:

Bloomberg Ticker Symbol:	NVDA
Exchange:	Nasdaq
Current Stock Price:	$145.89
52 Weeks Ago:	$50.41
52 Week High (on 11/7/2024):	$148.88
52 Week Low (on 12/6/2023):	$45.50
Current Dividend Yield:	0.03%

The following table sets forth the published high and low closing prices of, as well as dividends on, the NVDA Stock for each quarter from January 1, 2021 through November 20, 2024. The closing price of the NVDA Stock on November 20, 2024 was $145.89. The associated graph shows the closing prices of the NVDA Stock for each day from January 1, 2019 through November 20, 2024. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the NVDA Stock may have been adjusted for stock splits and other corporate events. The historical performance of the NVDA Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the NVDA Stock on any determination date, including the final determination date.

Common Stock of NVIDIA Corporation (CUSIP 67066G104)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	15.3303	11.5933	0.004
Second Quarter	20.0268	13.6653	0.004
Third Quarter	22.843	18.161	0.004
Fourth Quarter	33.376	19.732	0.004
2022
First Quarter	30.121	21.330	0.004
Second Quarter	27.360	15.159	0.004
Third Quarter	19.215	12.139	0.004
Fourth Quarter	18.072	11.227	0.004
2023
First Quarter	27.777	14.265	0.004
Second Quarter	43.808	26.241	0.004
Third Quarter	49.355	40.855	0.004
Fourth Quarter	50.409	40.326	0.004
2024
First Quarter	95.002	47.569	0.004
Second Quarter	135.58	76.20	0.01
Third Quarter	134.91	98.91	0.01
Fourth Quarter (through November 20, 2024)	148.88	117.00	-

We make no representation as to the amount of dividends, if any, that NVIDIA Corporation may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of NVIDIA Corporation.

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All Payments on the Securities Based on the Worst Performing of the Common Stock of Apple Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

Principal at Risk Securities

Common Stock of NVIDIA Corporation – Daily Closing Prices January 1, 2019 to November 20, 2024

This document relates only to the securities offered hereby and does not relate to the NVDA Stock or other securities of NVIDIA Corporation. We have derived all disclosures contained in this document regarding the NVDA Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to NVIDIA Corporation. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding NVIDIA Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the NVDA Stock (and therefore the price of the NVDA Stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning NVIDIA Corporation could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the NVDA Stock.

November 2024 Page 20

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All Payments on the Securities Based on the Worst Performing of the Common Stock of Apple Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

Principal at Risk Securities

Tesla, Inc. Overview

Tesla, Inc. designs, manufactures and sells electric vehicles and energy storage systems, as well as installs, operates and maintains solar and energy storage products. The TSLA Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Tesla, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-34756 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Tesla, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the TSLA Stock is accurate or complete.

Information as of market close on November 20, 2024:

Bloomberg Ticker Symbol:	TSLA
Exchange:	Nasdaq
Current Stock Price:	$342.03
52 Weeks Ago:	$235.60
52 Week High (on 11/11/2024):	$350.00
52 Week Low (on 4/22/2024):	$142.05
Current Dividend Yield:	N/A

The following table sets forth the published high and low closing prices of, as well as dividends on, the TSLA Stock for each quarter from January 1, 2021 through November 20, 2024. The closing price of the TSLA Stock on November 20, 2024 was $342.03. The associated graph shows the closing prices of the TSLA Stock for each day from January 1, 2019 through November 20, 2024. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the TSLA Stock may have been adjusted for stock splits and other corporate events. The historical performance of the TSLA Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the TSLA Stock at any time, including on the determination dates.

Common Stock of Tesla, Inc. (CUSIP 88160R101)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	294.363	187.667	-
Second Quarter	254.107	187.820	-
Third Quarter	263.787	214.460	-
Fourth Quarter	409.970	258.407	-
2022
First Quarter	399.927	254.680	-
Second Quarter	381.817	209.387	-
Third Quarter	309.320	227.263	-
Fourth Quarter	249.44	109.10	-
2023
First Quarter	214.24	108.10	-
Second Quarter	274.45	153.75	-
Third Quarter	293.34	215.49	-
Fourth Quarter	263.62	197.36	-
2024
First Quarter	248.42	162.50	-
Second Quarter	197.88	142.05	-
Third Quarter	263.26	191.76	-
Fourth Quarter (through November 20, 2024)	350.00	213.65	-

We make no representation as to the amount of dividends, if any, that Tesla, Inc. may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Tesla, Inc.

November 2024 Page 21

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Jump Securities with Auto-Callable Feature due December 2, 2027 with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Apple Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

Principal at Risk Securities

Common Stock of Tesla, Inc. – Daily Closing Prices January 1, 2019 to November 20, 2024

This document relates only to the securities offered hereby and does not relate to the TSLA Stock or other securities of Tesla, Inc. We have derived all disclosures contained in this document regarding the TSLA Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Tesla, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Tesla, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the TSLA Stock (and therefore the price of the TSLA Stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Tesla, Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the TSLA Stock.

November 2024 Page 22

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Jump Securities with Auto-Callable Feature due December 2, 2027 with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Apple Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement or prospectus, the terms herein shall control.
Underlying stocks:	The accompanying product supplement refers to the underlying stocks as the “underlying shares.”
Underlying stock issuer:

With respect to the AAPL Stock, Apple Inc.

With respect to the GOOGL Stock, Alphabet Inc.

With respect to the NVDA Stock, NVIDIA Corporation

With respect to the TSLA Stock, Tesla, Inc.

The accompanying product supplement refers to each underlying stock issuer as an “underlying company.”

Jump securities with auto-callable feature:	The accompanying product supplement refers to these jump securities with auto-callable feature as the “auto-callable securities.”
Postponement of maturity date:

If the final determination date is postponed due to a non-trading day or certain market disruption events so that it falls less than two business days prior to the scheduled maturity date, the maturity date will be postponed to the second business day following that final determination date as postponed, and no adjustment will be made to the payment at maturity paid on such postponed date.

Antidilution adjustments:

The following replaces in its entirety the portion of the section entitled “Antidilution Adjustments” in the accompanying product supplement for auto-callable securities from the start of paragraph 5 to the end of such section.

5. If (i) there occurs any reclassification or change of the underlying stock, including, without limitation, as a result of the issuance of any tracking stock by the underlying stock issuer, (ii) the underlying stock issuer or any surviving entity or subsequent surviving entity of the underlying stock issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of the underlying stock issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) the underlying stock issuer is liquidated, (v) the underlying stock issuer issues to all of its shareholders equity securities of an issuer other than the underlying stock issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of the underlying stock (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining whether an early redemption has occurred and the amount payable upon an early redemption date or at maturity for each security will be as follows:

●Upon any determination date following the effective date of a reorganization event and prior to the final determination date: If the exchange property value (as defined below) is greater than or equal to the call threshold level, and the determination closing price (or exchange property value, if applicable) of each other underlying stock is also greater than or equal to its call threshold level, the securities will be automatically redeemed for the relevant early redemption payment.

●Upon the final determination date, if the securities have not previously been automatically redeemed, the payment at maturity per security will equal:

➢If the exchange property value on the final determination date is greater than or equal to the respective call threshold level, and the final share price (or exchange property value, if applicable) of each other underlying stock is greater than or equal to the respective call threshold level: $2,650.00; or

➢If the exchange property value on the final determination date is less than the call threshold level, or if the final share price (or exchange property value, if applicable) of any other underlying stock is less than the respective call threshold

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Principal at Risk Securities

level, but the exchange property value is greater than or equal to the respective downside threshold level, and the final share price (or exchange property value, if applicable) of each other underlying stock is greater than or equal to the respective downside threshold level: $1,000; or

➢If the exchange property value on the final determination date is less than the respective downside threshold level, or if the final share price (or exchange property value, if applicable) of any other underlying stock is less than its respective downside threshold level:

➢ If the worst performing underlying stock has not undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock.

➢ If the worst performing underlying stock has undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock. For purposes of calculating the share performance factor, the “final share price” of the worst performing underlying stock will be deemed to equal the cash value, determined as of the final determination date, of the securities, cash or any other assets distributed to holders of the worst performing underlying stock in or as a result of any such reorganization event, including (A) in the case of the issuance of tracking stock, the reclassified share of such worst performing underlying stock, (B) in the case of a spin-off event, the share of such worst performing underlying stock with respect to which the spun-off security was issued, and (C) in the case of any other reorganization event where such worst performing underlying stock continues to be held by the holders receiving such distribution, such worst performing underlying stock (collectively, the “exchange property”), per share of such worst performing underlying stock multiplied by the adjustment factor for such worst performing underlying stock on the final determination date.

In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the exchange property value is less than the call threshold level or downside threshold level, “exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the calculation agent, as of the date of receipt, of such cash received for one share of such underlying stock, as adjusted by the adjustment factor for such underlying stock at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the calculation agent in its sole discretion, as of the date of receipt, of such exchange property received for one share of such underlying stock, as adjusted by the adjustment factor for such underlying stock at the time of such reorganization event, and (z) for any security received in any such reorganization event, an amount equal to the closing price, as of the day on which the exchange property value is determined, per share of such security multiplied by the quantity of such security received for each share of such underlying stock, as adjusted by the adjustment factor for such underlying stock at the time of such reorganization event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

November 2024 Page 24

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Jump Securities with Auto-Callable Feature due December 2, 2027 with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Apple Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

Principal at Risk Securities

Following the occurrence of any reorganization event referred to in paragraph 5 above, all references in this offering document and in the related product supplement with respect to the securities to “the underlying stock” shall be deemed to refer to the exchange property and references to a “share” or “shares” of the underlying stock shall be deemed to refer to the applicable unit or units of such exchange property, unless the context otherwise requires.

No adjustment to an adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor then in effect. The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the adjustment factors will be made up to the close of business on the final determination date.

No adjustments to the adjustment factors or method of calculating the adjustment factors will be required other than those specified above. The adjustments specified above do not cover all events that could affect the determination closing price or the final share price of an underlying stock, including, without limitation, a partial tender or exchange offer for an underlying stock.

The calculation agent shall be solely responsible for the determination and calculation of any adjustments to the adjustment factors or method of calculating the adjustment factors and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to the adjustment factors or to the method of calculating the amount payable at maturity of the securities made pursuant to paragraph 5 above upon written request by any investor in the securities.

Denominations:	$1,000 per security and integral multiples thereof
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final determination date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable determination date, give notice of the early redemption of the securities and the applicable early redemption payment, including specifying the payment date of the applicable amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice.

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Principal at Risk Securities

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

November 2024 Page 26

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Jump Securities with Auto-Callable Feature due December 2, 2027 with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Apple Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for auto-callable securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should

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Jump Securities with Auto-Callable Feature due December 2, 2027 with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Apple Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

Principal at Risk Securities

read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 5 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying stocks, in futures and/or options contracts on the underlying stocks, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price of an underlying stock, and, therefore, could increase (i) the value at or above which such underlying stock must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying stocks) and (ii) the downside threshold level for such underlying stock, which is the value at or above which such underlying stock must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying stock at maturity (depending also on the performance of the other underlying stocks). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any underlying stock on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlying stocks). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

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Jump Securities with Auto-Callable Feature due December 2, 2027 with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Apple Inc., the Class A Common Stock of Alphabet Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

Principal at Risk Securities

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for auto-callable securities or in the prospectus.

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